                                                                    Exhibit 3.36

FORM 207                                     This space reserved for office use.
(REVISED 5/01)

Return in Duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697                CERTIFICATE OF
FAX: 512/463-5709                 LIMITED PARTNERSHIP
                                      PURSUANT TO
FILING FEE:  $750                   ARTICLE 6132a-1

                         1. NAME OF LIMITED PARTNERSHIP

The name of the limited partnership is as set forth below:

MTH Homes - Texas, L.P.

The name must contain the words "Limited Partnership," or "Limited," or the abbreviation "L.P.," or "Ltd." as the last words or letters of its name. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for "name availability" is recommended.

                               2. PRINCIPAL OFFICE

The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:

Address:  6613 N. Scottsdale Road, #200

City                 State             Zip Code         Country

Scottsdale           AZ                85250            USA

                    3. REGISTERED AGENT AND REGISTERED OFFICE

[X] A. The initial registered agent is a corporation by the name set forth below:

OR     C T Corporation System

[ ] B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name_______    Middle Initial_______    Last Name________   Suffix________

C. The business address of the registered agent and the registered office address is:

Street Address                        City                         Zip Code
                                                      TX

c/o 350 North St. Paul Street         Dallas                       75201

                         4. GENERAL PARTNER INFORMATION

The name, mailing address, and the street address of the business or residence of each general partner is as follows:

LEGAL ENTITY: The general partner is a legal entity named:

MTH - Texas GP II, Inc.

INDIVIDUAL: The general partner is an individual whose name is set forth below:

First Name_________   M.I._________    Last Name__________    Suffix___________

MAILING ADDRESS OF GENERAL PARTNER 1

Mailing Address                        City             State         Zip Code

6613 N. Scottsdale Road, #200          Scottsdale       AZ            85250

STREET ADDRESS OF GENERAL PARTNER 1

Street Address                         City             State         Zip Code

6613 N. Scottsdale Road, #200          Scottsdale       AZ            85250

LEGAL ENTITY: The general partner is a legal entity named:

INDIVIDUAL: The general partner is an individual whose name is set forth below:

Partner 2 - - First Name_______   M.I.________   Last Name______   Suffix_______

MAILING ADDRESS OF GENERAL PARTNER 2

Mailing Address__________   City_________    State_________   Zip Code_________

STREET ADDRESS OF GENERAL PARTNER 2

Street Address__________   City__________    State_________   Zip Code_________

                           5. SUPPLEMENTAL INFORMATION

Text Area:

[The attached addendum are incorporated herein by reference.]

                            EFFECTIVE DATE OF FILING

[X] A. This document will become effective when the document is filed by the secretary of state.

OR

[ ] B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is:

                                    EXECUTION

The undersigned sign this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

Name                                             Name____________________
     MTH-TEXAS GP, INC.
     By Larry W. SEAY, VP-Treasurer

/s/ Larry W. Seay

SIGNATURE OF GENERAL PARTNER 1                   SIGNATURE OF GENERAL PARTNER 2